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                                                                     EXHIBIT 4.3

FORM OF RIGHTS SUBSCRIPTION CERTIFICATE

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    NUMBER                                                               RIGHTS
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             THIS SUBSCRIPTION CERTIFICATE WILL BE VALUELESS IF NOT
       RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M., NEW YORK TIME
                             ON ______________, 2000

                         RIGHTS SUBSCRIPTION CERTIFICATE

                           MAXICARE HEALTH PLANS, INC.

                                                      CUSIP NO. ________________

THIS RIGHTS SUBSCRIPTION CERTIFICATE IS NOT TRANSFERABLE.

The terms and conditions of this rights offering are set forth in the Prospectus relating to the offer by Maxicare Health Plans, Inc. (the "Company") of non-transferable subscription rights to purchase ("Rights") up to 28,088,072 shares of common stock, $.01 par value per share ("Shares") of the Company dated __________, 2000 and are incorporated herein by reference.

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                       SUBSCRIPTION PRICE: $1.00 PER SHARE

    (The number of rights you are entitled to is listed on the label below.)

RECORD HOLDER:

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The Rights represented by this Rights Subscription Certificate, in whole or in part, may be exercised by completing Sections 1 and 2. Before exercising Rights, Rights holders are urged to read the Prospectus carefully and in its entirety. Copies of the Prospectus are available from the Company and American Stock Transfer (the "Subscription Agent").

IMPORTANT - Complete the appropriate SECTION and delivery instructions, and SIGN on reverse side. Subject to the provisions of the Prospectus, if the instructions of the person completing this Rights

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Subscription Certificate are insufficient to delineate the proper action to be taken with respect to all of the Rights evidenced hereby, such action as is clearly delineated in such instructions will be taken.

THE RIGHTS REPRESENTED BY THIS RIGHTS SUBSCRIPTION CERTIFICATE MAY BE EXERCISED
(I) ONLY BY THE RECORD HOLDER OF THE COMPANY'S SHARES AS OF THE CLOSE OF BUSINESS ON SEPTEMBER 14, 2000, OR BY SOMEONE DESIGNATED BY THE RECORD HOLDER AS THE BENEFICIAL OWNER OF THE SHARES AND (II) ONLY IF THE PERSON EXERCISING SUCH RIGHTS HAS RECEIVED A COPY OF THE PROSPECTUS. BY EXERCISING THE RIGHTS THE HOLDER ACKNOWLEDGES RECEIPT OF THE PROSPECTUS. ACCORDINGLY, BY COMPLETING THIS RIGHTS SUBSCRIPTION CERTIFICATE, YOU CERTIFY THAT AS OF THE CLOSE OF BUSINESS ON SEPTEMBER 14, 2000, YOU ARE THE RECORD HOLDER OF _________ SHARES OF THE COMPANY'S COMMON STOCK OR THAT YOU HAVE BEEN DESIGNATED BY THE RECORD HOLDER (IN WRITING AS ATTACHED HERETO) AS THE BENEFICIAL OWNER OF SUCH SHARES ENTITLED TO SUBSCRIBE TO __________ SHARES IN THIS RIGHTS OFFERING.

The Rights entitle the record or beneficial holder, as the case may be, to subscribe for one and one-half shares of common stock of the Company at a Subscription Price of $1.00 per Share for each Right evidenced hereby under the terms and subject to the conditions set forth in the Prospectus. Payment of the full Subscription Price for all Shares subscribed for pursuant to the exercise of Rights must accompany this properly completed and duly executed Rights Subscription Certificate, payable in United States currency by personal check, cashier's check, bank draft or money order drawn on a bank located in the United States, payable to "American Stock Transfer & Trust Company." PLEASE WRITE YOUR RIGHTS CERTIFICATE NUMBER, SET FORTH ABOVE, ON YOUR CHECK, BANK DRAFT OR MONEY ORDER.

Dated: _____________, 2000


                                             MAXICARE HEALTH PLANS, INC.


                                    By:_________________________________________
                                             Richard A. Link, Chief Operating
                                             Officer and Chief Financial Officer

                                    By: ________________________________________
                                             Alan D. Bloom, Secretary

INSTRUCTIONS: To exercise all or part of the Rights evidenced by this Rights Subscription Certificate, please complete Section 1. In order to have the Subscription Agent deliver Shares issued upon the exercise of Rights to another person or delivered to an address other than the one listed on the face of this Rights Subscription Certificate, please complete Section 2 and obtain the required signature guarantee by a medallion institution.

YOUR EXERCISE OF RIGHTS IS IRREVOCABLE ONCE YOU HAVE SUBMITTED THIS RIGHTS SUBSCRIPTION CERTIFICATE TO AMERICAN STOCK TRANSFER & TRUST COMPANY AS SUBSCRIPTION AGENT. HOWEVER, THE COMPANY RESERVES THE RIGHT TO POSTPONE, MODIFY OR CANCEL THE RIGHTS OFFERING AT ANY TIME PRIOR TO THE EXPIRATION OF THE THIRTY DAY PERIOD OF THE RIGHTS OFFERING IF IT DETERMINES THAT SUCH POSTPONEMENT, MODIFICATION OR CANCELLATION IS IN THE BEST INTERESTS OF MAXICARE HEALTH PLANS, INC. AND ITS SHAREHOLDERS.

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SECTION 1 - EXERCISE AND SUBSCRIPTION: The undersigned hereby exercises Rights to subscribe for Shares as indicated below, on the terms and subject to the conditions specified in the Prospectus. By completing this Rights Subscription Certificate, the undersigned hereby certifies that he/she has received and had an opportunity to read the Prospectus dated _______, 2000.

(PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY)

        (i)    IF YOU WISH TO EXERCISE ALL OF YOUR RIGHTS:

               I subscribe for my full entitlement of Shares:

               _______________________ X $1.00 = $__________________
               (Number of shares held
                       times 1.5)

               TOTAL BASIC SUBSCRIPTION PRICE:     $________________
               (Total number of Shares subscribed
               for times the Subscription Price of
               $1.00 per share, rounded upward to
               the nearest whole number)

Method of Payment (check one)

[ ] Check, Bank Draft or Money Order Payable to American Stock Transfer & Trust Company.

[ ] Wire Transfer Directly to the account maintained by American Stock Transfer & Trust Company, at [Bank], ABA ROUTING #___________, for Credit Account #________, Further credit: MAXICARE RIGHTS OFFERING,
        Attn: ____________, [Phone]

        (ii)   IF YOU DO NOT WISH TO EXERCISE ALL OF YOUR RIGHTS:

               I subscribe for only

               _______________________________________ X $1.00 = $____________
               (Number of shares - whole number only)

               TOTAL SUBSCRIPTION PRICE:           $________________
               (Total number of Shares subscribed
               for times the Subscription Price
               of $1.00 per share)

Method of Payment (check one)

[ ] Check, Bank Draft or Money Order Payable to American Stock Transfer as Subscription Agent.

[ ] Wire Transfer Directly to the account maintained by American Stock Transfer & Trust Company, at [Bank], ABA ROUTING #___________, for Credit Account #________, Further credit: MAXICARE RIGHTS OFFERING,
        Attn: ____________, [Phone]


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SECTION 2 - SPECIAL INSTRUCTIONS [ ] CHECK HERE FOR SPECIAL ISSUANCE,OR DELIVERY
INSTRUCTIONS. Unless otherwise indicated below, the Subscription Agent is hereby authorized to issue and deliver Certificates for the Shares subscribed for to the undersigned at the address appearing on the face of this Rights Subscription Certificate. If this section is completed, the Holder's signature must be guaranteed by a medallion guarantor.

                      Name:         _____________________________________

                      Address:      _____________________________________

                                    _____________________________________

                      Taxpayer Identification or Social Security
                      Number:_____________________________________


                              IMPORTANT: RIGHTS HOLDER SIGN HERE

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 (Signature(s) of Holder(s) exactly as appears on the face of this Certificate)

Dated: ____________, 2000

SIGNATURE GUARANTEE (to be executed if Section 2 is completed)

The undersigned, an eligible guarantor institution pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, and a participant in a Securities Transfer Association recognized signature program, does hereby guarantee that the signature of the Holder hereinabove is genuine.

Dated: ____________, 2000

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                                            Firm Name (If applicable)

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                                            Authorized Signature

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                                            Name and Title

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                                            Address

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                                            Area Code and Telephone Number